SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 28, 1999


                               Fingermatrix, Inc.
             (Exact name of Registrant as Specified in its Charter)

          New York                  0-9940                    13-2854686
(State or other jurisdiction      (Commission                (IRS Employer
  of incorporation)                File No.)              Identification No.)


             249 North Saw Mill River Road, Elmsford, New York 10523
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (914) 592-5930

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Item 1.  Changes in Control of Registrant.

Exchange of Shares

         On April 28, 1999, in a share exchange with The Trinity Group, Inc. ("Trinity"), a privately held Delaware corporation, the Registrant acquired all of the issued and outstanding shares, common and preferred, of SES Acquisition Corp. in exchange for 85% of the equity and voting power of the Registrant consisting of 10,571,607 shares of Common Stock and 93,654 shares of Series A 2% Voting Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") of the Registrant. Pursuant to the terms of the Agreement and Plan of Reorganization, the current shareholders of the Registrant will retain 10% of the ownership of the Registrant consisting of 9,428,393 shares of the Common Stock of the Registrant and certain creditors of the Registrant will receive 6,346 shares of the Series A Preferred Stock in exchange for their debt of $648,365.70, in the aggregate. Such shares, on conversion, will equal 5% of the equity and voting power of the Registrant.

         The Registrant has not conducted any business operations since October 15, 1977, other than to search for investment capital, a source of debt financing, an entity to purchase the Registrant or a merger or joint venture partner. Such efforts were unsuccessful.

         The Agreement and Plan of Reorganization requires that SES Acquisition Corp. and its subsidiaries have a minimum combined net worth of not less than $1,500,000. The Agreement and Plan of Reorganization also requires that, as soon as practicable, the Registrant call and hold a Special Meeting of Stockholders to vote upon increasing the authorized capital of the Registrant so as to permit the conversion of all of the Series A Preferred Stock into Common Stock and, upon the completion of such conversion, effecting a reverse split of the outstanding shares of the Common Stock so that there will remain 5,000,000 shares of Common Stock outstanding and no outstanding shares of the Series A Preferred Stock. Trinity owns a sufficient number of shares of the Registrant to cause the adoption of these proposals whether or not any other shareholder votes. The Registrant does not intend to solicit proxies for such meeting.

         SES Acquisition Corp. is the sole stockholder of Sequential Electronic Systems, Inc. which designs and manufactures electro-optical products and S-Tech, Inc. which designs and manufactures specialized vending machines and a variety of avionic equipment. It also owns a 50.1% interest in FMX, Inc. which developing electronic fingerprint identification technology.

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Change of Directors and Officers

         Effective upon the closing of the share exchange the current directors of the Registrant resigned and Messrs. Lewis S. Schiller, E. Gerald Kay and Joel Brown were appointed to the Board of Directors of the Registrant. At such time the officers of the Registrant also resigned and the Board of Directors appointed Lewis S. Schiller as Chairman of the Board and Chief Executive Officer and Chief Financial Officer, Fred Zivitofsky as President and Grace Wnuk as Vice President and Secretary.

         Mr. Lewis S. Schiller was appointed as Chairman of the Board, Chief Executive Officer and Director of the Registrant on April 28, 1999. He also serves as Chairman of the Board, Chief Executive Officer and as a director of Trinity, SES and SES's subsidiaries. For more than five years prior to his resignation on April 2, 1998, Mr. Schiller was the Chairman of the Board, Chief Executive Officer and a director of Consolidated Technology Group Ltd. ("COTG"), a public company, and as, Chairman of the Board, Chief Executive Officer and a director of COTG's public and privately-held subsidiaries.

         Mr. Fred Zivitofsky was appointed President of the Registrant on April28, 1999. From 1993 until August 1997 Mr. Zivitofsky served as Senior Vice President and Chief Operating Officer of S-Tech, Inc., a wholly owned subsidiary of SES Acquisition Corp. From August 1997 to date he has served as President of S-Tech.

         Ms. Grazyna B. Wnuk was appointed Vice President and Secretary of the Registrant. For more than five years prior to her resignations on April 2, 1998, Ms. Wnuk serve as Secretary of COTG and all of its public and privately-held subsidiaries.

         Mr. E. Gerald Kay was appointed as a director of the Registrant on April 28, 1999. For more than five years prior to his resignation on April 2, 1998, he served as a director of COTG and its public and certain of its privately-held subsidiaries. Mr. Kay has also served as Chairman of the Board and Chief Executive Officer of Chem International, Inc., a pharmaceutical manufacturer, Manhattan Drug Co., Inc., a wholesaler of pharmaceutical products, The Vitamin Factory, Inc., a chain of retail vitamin stores, and Connaught Press, Inc., a publisher, for more than the past five years. From 1988 to 1990, he was also President and a Director of The Rexall Group, Inc., a distributor of Rexall brand products.

         Mr. Joel Brown was appointed as a director of the Registrant on April 28, 1999. For more than five years prior to such date, Mr. Brown has been a private investor.

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Item 5.  Other Events

         The Registrant is not up to date in filing its periodic reports with the U.S. Securities and Exchange Commission. The last such periodic report filed was the Registrant's report on Form 8-K dated September 3, 1997 announcing a temporary shutdown of operations. Previously, the Registrant had filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         The Registrant intends to file or requalify for filing on the EDGAR System.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1 Form of Agreement and Plan of Reorganization dated April 28, 1999 between the Registrant and The Trinity Group, Inc.

                  99.2 Form of Debt Exchange Agreement dated April 28, 1999 among the Registrant and those parties whose names appear on Exhibit "A" to the Agreement.

                  99.3 Form of Certificate of Amendment of the Certificate of Incorporation of the Registrant dated April 28, 1999 containing the Statement of the Powers, Designations, Preferences, Privileges, Rights and Restrictions of the Registrant's Series A 2% Voting Convertible Redeemable Preferred Stock.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FINGERMATRIX, INC.


                                                By: /S/ Lewis S. Schiller
Date: May  13, 1999                                 ---------------------
      -------------                                 Lewis S. Schiller
                                                    Chief Executive Officer

Exhibit 99.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                               FINGERMATRIX, INC.

                                       and

                             THE TRINITY GROUP, INC.


         AGREEMENT AND PLAN OF REORGANIZATION dated this ___day of April, 1999 between FINGERMATRIX, INC., a New York corporation formerly located at 145 Palisade Street, Dobbs Ferry, New York 10522 ("Fingermatrix" or the "Company") and THE TRINITY GROUP, INC., a Delaware corporation having an office at 21346 St. Andrews Boulevard, Suite 137, Boca Raton, FL 33433 ("Trinity").

                               W I T N E S S E T H

         WHEREAS, the Company desires to acquire from Trinity and Trinity desires to exchange with the Company all of the issued and outstanding shares of the capital stock SES ACQUISITION CORP., a Delaware corporation ("SESA") in exchange for 85% of the equity and voting power of the Company, all upon the terms and conditions hereinafter set forth and for the purposes of carrying out a share exchange pursuant to Section 913 of the New York BCL and a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986; and

         WHEREAS, in order to carry out the foregoing objectives, the parties hereto desire to enter into and adopt this Agreement and Plan of Reorganization;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

         (a) "Closing" shall mean the consummation of the transaction to occur on the Closing Date (as hereinafter defined) pursuant to this Agreement.

         (b) "Closing Date" shall mean April 15, 1999 or such later date upon which the parties hereto may agree.

         (c) "Common Stock" shall mean shares of the common stock, $.01 par value, of the Company.

         (d) "Creditors" shall mean the persons defined as Creditors in the Debt Exchange Agreement (as hereinafter defined).

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         (e) "Debt Exchange Agreement" shall mean that certain agreement dated as of January 1, 1999, by and between the Company and the persons whose names appear on Exhibit A to such agreement.

         (f) "Intellectual Property" shall mean the rights and property referred to in Paragraph 2(a)(vi) of this Agreement.

         (g) Noteholders" shall mean the persons defined as Noteholders in the Debt Exchange Agreement.

         (h) "Notes" shall mean the four promissory notes of Fingermatrix referred to and defined as the Notes in the Debt Exchange Agreement

         (i) "Notices" shall mean all notices, consents, requests, demands and other communications required or permitted under this Agreement.

         (j) "Series A Preferred Stock" shall mean Series A 2% Voting Convertible Preferred Stock of the Company.

2.       Warranties and Representations.

         (a) The Company hereby warrants and represents as follows:

             (i) The Company is and on the Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

             (ii) The Company has not conducted any business operations, other than a search for investment capital, a source of debt financing, an entity to buy the Company or its business, a merger or joint venture partner since October 15, 1997.

             (iii) The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share of which 9,428,393 shares of the Common Stock and no shares of the Preferred Stock are issued and outstanding on the date hereof and 1,186,500 shares of the Common Stock are reserved for issuance upon the exercise of outstanding options and warrants.

             (iv) The Company has and prior to the Closing Date will have no affiliates or subsidiaries. The Company does not own or control and on the Closing Date will not own or control any of the capital stock of any corporation.

             (v) (A) The books of account of the Company fairly and correctly reflect the Company's income, expenses, assets and liabilities in accordance with generally accepted accounting principles consistently applied;
(B) the financial statements of the Company as at and for the years ended September 30, 1996, 1995 and 1994, prepared and certified by Farber, Blicht

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& Eyerman, LLP, including the related notes, fairly present the financial position of the Company as of said dates and the results of its operations for such years; (C) the unaudited financial statements of the Company as at and for the nine-month period ended June 30, 1997, including the related notes, if any, fairly present the financial position of the Company as of said date and the results of its operations for said period; and (D) to the best of the Company's knowledge and belief, said financial statements show all material liabilities and commitments of the Company, direct or contingent, as of said dates and, to the best of the Company's knowledge and belief, the Company has no material liabilities or commitments, direct or contingent, that are not reflected in said financial statements except such current liabilities as have been incurred since the dates thereof in the ordinary course of business and unpaid New York State Liability in the aggregate amount of $4,500.

             (vi) As of the Closing date, any and all intellectual property of the Company including, but not limited to, copyrights, trademarks, trade names and registrations therefor, licenses, inventions, letters patent, applications for letters patent and patent license rights, in any form or medium, in the possession of a director of the Company, has been physically returned to the Company.

             (vii) The Company has not filed any federal tax returns for fiscal years subsequent to 1996.

             (viii) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the Certificate of Incorporation or Bylaws of the Company or result in the breach of any term or provision of, or constitute a default or result in the acceleration of any obligation under, any loan agreement, indenture, financing agreement or any other agreement or instrument of any kind to which the Company is a party.

             (ix) When approved, executed and delivered by the Board of Directors of the Company, this Agreement will have been duly and validly authorized, executed and delivered and all requisite corporate action will have been taken so that this Agreement will be valid and binding upon and enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

         (b) Trinity hereby warrants and represents as follows:

             (i) Trinity is and on the Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and entitled to own its properties and to conduct its business in the places where such properties are now owned and such business is now conducted.

             (ii) The execution, delivery and performance of this Agreement by Trinity has been duly and validly authorized and all requisite corporation action and upon execution and delivery it will be valid and binding upon Trinity in accordance with its terms, except as the

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same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

             (iii) It is the record and beneficial owner, free and clear of all liens and encumbrances, of all of the issued and outstanding shares of the capital stock of SESA.

             (iv) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the Certificate of Incorporation or Bylaws of Trinity or result in the breach of any term or provision of, or constitute a default or result in the acceleration of any obligation under, any agreement or other instrument to which SESA is a party.
             (vii) SESA is and on the Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and entitled to own its properties and to conduct its business in the places where such properties are now owned and such business is now conducted.

             (viii) The execution, delivery and performance of this Agreement by SESA has been duly and validly authorized and all requisite corporation action and upon execution and delivery it will be valid and binding upon SESA in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

             (ix) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the Certificate of Incorporation or By-laws of SESA or result in the breach of any term or provision of, or constitute a default or result in the acceleration of any obligation under, any agreement or other instrument to which SESA is a party.

             (x) The unaudited combined financial statements of Sequential Electronic Systems, Inc., a Delaware corporation ("SES") and FMX Inc., a Delaware corporation ("FMX") and unaudited financial statement of S-Tech, Inc., a Delaware corporation ("S-Tech") as at and for the year ended December 31, 1998, true, correct and complete copies of which have been delivered to Fingermatrix, fairly present, in all material respects, the financial position of SES, FMX and S-Tech as of said dates and the results of their operations for such years. The unaudited Balance Sheet as at December 31, 1998 constituting a part of such financial statements shows that SES, FMX, Inc., and S-Tech, Inc. have a combined net worth in excess of $1,500,000. Copies of such financial statements are annexed hereto Exhibit A and incorporated herein by this reference.

             (xi) On the Closing Date, SESA will be the owner, free and clear of all liens and encumbrances (except the lien created by that certain Pledge Agreement dated as of January 1, 1998, among Lewis S. Schiller, SES and Carol Schiller, of 50.1% of the issued and outstanding shares of FMX. and 100% of the issued and outstanding shares of SES and S-Tech.
Inc. and SES.

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

         (c) Notwithstanding any investigation conducted before or after the Closing, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which any party may have as a result of such investigation or otherwise, the parties shall be entitled to rely upon the warranties and representations set forth herein, and the obligations of the parties with respect thereto shall survive the closing and continue in full force and effect until the third anniversary of the Closing Date, at which time all warranties and representations set forth in this Agreement and all liability of the parties with respect thereto shall terminate.

3.       The Closing.


         (a) On the Closing Date, the Company will:

             (i) Cause to be filed with the Secretary of State of New York the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, in the form annexed hereto as Exhibit 1 and incorporated herein by this reference.

             (ii) Certify that it has in its possession all of the Intellectual Property of the Company in whatever form or medium and with all manuals, instructions and the like, and all sales and marketing information, contracts and agreements which was, prior to the Closing Date, in the possession of any of the Company's Directors;

             (iii) Deliver to Trinity a mutual termination without cost to Trinity of the Employment Agreement between the Company and Thomas T. Harding;

             (iv) Deliver to Trinity a mutual termination without cost to Trinity of the Consulting Agreement between the Company and Newell & Storr & Co., Inc.

             (v) Deliver to Trinity fully executed Debt Exchange Agreements between the Company and all of the Creditors and Noteholders;

             (vi) Issue and deliver to the Creditors and Noteholders certificates for an aggregate of 6,346 shares of the Series A Preferred Stock, as provided for in the Debt Exchange Agreement;

             (vii) Issue and deliver to Trinity a certificate for 93,654 shares of the Series A Preferred Stock ;

             (viii) Issue and deliver to Trinity certificates registered in the name of The Trinity Group, Inc. for 10,571,607 shares of the Common Stock; and

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

             (ix) reserve 271,650 shares of the Common Stock for issuance upon the exercise of outstanding warrants and options of the Company; and

         (b) On the Closing Date the directors of the Company will submit seriatim resignations and elect or appoint three nominees of Trinity to fill the vacancies created by such resignations. Such nominees, when duly elected or appointed, will take over the management of the Company.

         (c) On the Closing Date, Trinity will convey or cause to be conveyed to the Company all of the issued and outstanding shares of each class of the capital stock of SESA.

4. Conditions Precedent. All of the representations and warranties of the parties hereto shall be true as of the Closing Date.

5.       Conditions Subsequent:

         (a) As soon as practicable following the Closing hereunder, the newly formed board of directors of the Company will undertake to call and hold a special meeting of the Fingermatrix shareholders for the purpose of obtaining shareholder approval to increase the authorized capital of the Company so as to permit the conversion of the Series A Stock and, upon completion of such conversion, to reverse split the Common Stock so that there will remain 5,000,000 shares of Common Stock, $.01 par value, issued and outstanding. In connection with such meeting, the Company will cause to be prepared and circulated among the security holders of the Company an Information Statement (the "Information Statement") with respect to the Company which shall be prepared, filed and distributed in accordance with the provisions of Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14C promulgated thereunder. The documented cost of the preparation of such Information Statement, including legal and accounting fees, printing costs and distribution costs, will be borne by Trinity.

         (b) Upon the authorization and filing of the documentation necessary to increase the authorized capital of the Company as aforesaid, and without further act or deed, the shares of the Series A Preferred Stock held by the Creditors, Noteholders and Trinity will be converted into 74,283,930 shares of the Common Stock of which the Creditors and Noteholder will be entitled to 4,714,197 shares, pursuant to the terms of the Certificate of Designation, Rights and Preferences of the Series A Preferred Stock and the Debt Exchange Agreement and Trinity will be entitled to 69,569,733 shares;

         (c) Upon the authorization by the Fingermatrix shareholders, as provided in Paragraph 5(a) above, and without further act or deed, the issued and outstanding shares of the Common Stock of the Company will be reverse split on a 18.85679 shares for 1 share basis so that there will be 5,000,000 shares of the Common Stock issued and outstanding;

6. Covenants of SESA.

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

         (a) Within ten (10) days of becoming a holder of ten percent (10%) or more of the Common Stock of Fingermatrix, Trinity will file with the SEC a Form 3 reflecting its acquisition of shares of the Common Stock hereunder.

         (b) On the Closing Date, the Company will file a Form 8-K with the SEC, reporting the transactions that took place at the Closing.

7.       Miscellaneous.

         (a) This Agreement, including the Disclosure Schedule Exhibits hereto and documents to be delivered at Closing, constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, among the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party or parties to be bound thereby. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto on the basis of such party having drafted this Agreement.

         (b) All Notices shall be in writing and delivered personally or by a nationally recognized overnight courier service, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as any of the parties hereto shall specify by Notice given in accordance with this provision):

                           (i)      If to Fingermatrix, to:
                                    Fingermatrix, Inc.
                                    c/o Gordon Molesworth
                                    1091 W. Calle Excelso
                                    Green Valley, AZ 85614


                           (ii)     If to Trinity, to:
                                    The Trinity Group, Inc.
                                    21346 St. Andrews Boulevard
                                    Suite 137
                                    Boca Raton, FL 33433

                                    with a copy to:
                                    Jerold K. Levien, Esq.
                                    30 Jean Drive
                                    Englewood Cliffs, NJ 07632.


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

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective and deemed to have been given only upon receipt.

         (c) No party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other parties hereto.

         (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

         (e) No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by any party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by any other party hereto, shall not be construed as a waiver of any subsequent breach of the same or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under or as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County, and State of New York. By their execution hereof, the parties hereto consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon them personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service, with the same force and effect as if personally served upon them in such County and State. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

         (g) The parties hereto hereby agree that, at any time and from time to time after the date hereof and through and after the date of execution hereof, upon the reasonable request of any party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

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

         (h) Each party hereto represents and warrants to the other that it has been represented by independent counsel of its own choosing in connection with the negotiation, preparation, and consummation of this Agreement. In the event of any action or proceeding instituted by any party hereto to enforce the provisions of this Agreement, the party prevailing therein shall be entitled to reimbursement by the other party of the reasonable legal costs and expenses incurred by the prevailing party in connection therewith.

         (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

         (j) The Paragraph headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         (k) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the undersigned have signed this Agreement this ___ day of April, 1999.

ATTEST:                                                FINGERMATRIX, INC.


                                                  By:___________________
 Gordon R. Molesworth,                                Thomas T. Harding,
 Secretary                                                     President

ATTEST:                                               THE TRINITY GROUP, INC.


                                                  By:___________________


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

Exhibit 99.2

                             DEBT EXCHANGE AGREEMENT


                  AGREEMENT made this ___ day of April, 1999 by and between those parties whose names appear on Exhibit A annexed hereto and incorporated herein by this reference (each a "Creditor" and, collectively, the "Creditors") and FINGERMATRIX, INC., a New York corporation ("Fingermatrix").

                              W I T N E S S E T H :

                  WHEREAS, the Creditors are unsecured creditors of Fingermatrix; and

                  WHEREAS, the aggregate amount owed by Fingermatrix to the Creditors is $654,796.95,inclusive of interest through December 31,1998 (the "Debt"), each Creditor holding the amount of debt set forth next to his or its name on Exhibit A hereto; and

                  WHEREAS, Fingermatrix does not have the resources to continue in business and attempts by the Board of Directors of Fingermatrix, over an extended period of time, to either refinance or sell Fingermatrix have not been successful except with respect to the transactions described herein; and

                  WHEREAS, simultaneously herewith, Fingermatrix and THE TRINITY GROUP, INC. ("Trinity") will enter into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Fingermatrix will exchange shares of its voting securities with Trinity for all of the issued and outstanding shares of the capital stock of SES ACQUISITION CORP. ("SESA") in a share exchange pursuant to Section 913 of the New York BCL and, at the time of such exchange, SESA will own certain companies, as specified in the Agreement, having a net worth in excess of $1,500,000; and

                  WHEREAS, all the foregoing is contingent upon the Creditors converting the Debt into such number of shares of the Series A 2% Voting Convertible Preferred Stock , .01 par value, of Fingermatrix (the "Series A Preferred Stock") as will equal, when fully converted and on a fully diluted basis, 5% of the authorized shares of all classes of Fingermatrix; and

                  WHEREAS, each Creditor deems it to be in his or its best interest to convert his or its debt into shares of the Series A Preferred Stock, as hereinafter provided and subject to the terms and conditions hereof;

                  NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:

1. Definitions. "Notes" shall mean the four promissory notes of Fingermatrix listed below, together with all interest accrued thereon and unpaid, as well as any and all penalties due, if any, as of December 31, 1998:

         (a) Note dated May 31, 1997 in the original principal amount of $100,000, held by PT Dolak Permei;

         (b) Note dated June 30, 1997 in the original principal amount of $100,000, held by PT Dolak Permei;

         (c) Note dated September 30, 1998 in the original principal amount of $200,000, held by Dr. M. Kluzinski; and

         (d) Note dated January 1, 1998 in the original principal amount of $25,000, held by Gordon Molesworth.

2.       Exchange of Indebtedness.

         2.1 Each Creditor that holds a Note hereby terminates any and all right, title and interest it has or may have had in and to such Note, all interest accrued thereon and all penalties due with respect to such Note, if any, and does hereby return, assign and deliver such Note to Fingermatrix for cancellation.

         2.2 Each Creditor that has performed professional or other services for Fingermatrix for which such Creditor has not been paid in full does hereby relinquish any and all rights it has or may have had to payment therefor.

         2.3 In consideration of the return of the Notes, the release of bills for professional services rendered and the Release set forth in Paragraph 3 hereof, Fingermatrix does hereby issue and deliver to the Creditors, in the respective amounts set forth next to their names on Exhibit A hereto, an aggregate of 6,346 shares of the Series A Preferred Stock, subject to adjustment upon the happening of certain events as provided for in the Certificate of Amendment to the Restated Certificate of Incorporation of Fingermatrix, into 5% of the issued and outstanding Common Stock, $.01 par value, of Fingermatrix, on a fully diluted basis.

3.       Releases.

         3.1 In consideration of the issuance and delivery to the Creditors of the Series A Preferred Stock as provided in subparagraph 2.3 hereof, each Creditor, for himself or itself and on behalf of any entity owned or controlled, directly or indirectly, by such Creditor (hereinafter referred to as the "Releasor"), hereby unconditionally and irrevocably releases and discharges Fingermatrix, and its parents and subsidiaries, and any entity owned, controlled by or under common control with Fingermatrix, and their respective shareholders, officers, directors, principals, employees, agents and attorneys (hereinafter collectively referred to as the "Releasees"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, obligations, contracts, controversies, agreements, promises, variances, trespasses, damages, liabilities, judgments, executions, claims and demands whatsoever, in law, admiralty or equity (whether known or unknown and whether liquidated or unliquidated), whether asserted individually, derivatively, or in any other capacity, which the Releasor or his or its heirs, executors, administrators, personal representatives, successors and assigns and any entity owned, controlled by, or under common control with the Releasor and the shareholders, officers, directors, partners (general and limited), principals, employees, agents, parents, subsidiaries, and affiliates thereof ever had, now have or hereafter can, shall or may have against any of the Releasees for, by reason of, in any way based upon, arising out of, related to, or connected with, directly or indirectly, any matter, cause, thing, transaction, act or omission whatsoever from the beginning of the world to the date hereof, except for any representations, warranties, covenants or obligations of Fingermatrix under this Agreement.

4. Representations and Warranties of the Creditors. In order to induce Fingermatrix to enter into this Agreement and consummate the transactions provided for herein, each Creditor represents and warrants to Fingermatrix as follows:

         4.1 He or it has all requisite power and authority necessary for, and has taken all action with respect to, the authorization, execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby and this agreement, when executed and delivered by him or it, will constitute his or its valid and legally binding obligation enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

         4.2 He or it is not in violation or default of any judgment, order, writ, decree, note, instrument, or other agreement to which he or it is a party or by which he or it is bound, the violation or default of which would materially adversely affect this agreement or the transactions contemplated by this agreement.

         4.3 The amount of debt set forth next to his or its name on Exhibit A hereto constitutes the total amount , inclusive of interest, principal, penalties, premiums and all other charges, owed to him or it by Fingermatrix and that upon payment or satisfaction of such amount he or it will have no claim, cause of action, debt or account against Fingermatrix.

5. Representations and Warranties of Fingermatrix. In order to induce the Creditors to enter into this agreement and consummate the transactions provided for herein, Fingermatrix represents and warrants to the Creditors that Fingermatrix has all requisite power and authority necessary for, and has taken all action with respect to, the authorization, execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby and this agreement, when executed and delivered by Fingermatrix, will constitute a valid and legally binding obligation of Fingermatrix, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

6.       Miscellaneous.

         6.1 All notices, consents, requests, demands and other communications required or permitted to be given under this agreement (the "Notices"), shall be in writing and delivered personally or by nationally recognized overnight courier, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision):

                            (i)     If to the Creditors:

                                    To each Creditor as his or its address
                                    appears on Exhibit A hereto;

                           (ii)     If to Fingermatrix, to:

                                    Fingermatrix, Inc.
                                    c/o Gordon Molesworth
                                    1091 W. Calle Excelso
                                    Green Valley, AZ 85614

                                    with a copy to:

                                    Fred Sonnenfeld, Esq.
                                    Sonnenfeld & Richman
                                    360 Lexington Avenue
                                    New York, NY10017

                           (iii)    If to Trinity, to:

                                    The Trinity Group, Inc.
                                    21346 St. Andrews Boulevard
                                    Suite 137
                                    Boca Raton, FL 33433

                                    with a copy to:

                                    Jerold K. Levien, Esq.
                                    30 Jean Drive
                                    Englewood Cliffs, NJ 07632

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for notice of a change of address which shall be effective and deemed to have been given only upon receipt.

         6.2 No party hereto may assign this agreement or his or its rights benefits or obligations hereunder without the written consent of all of the non-assigning parties hereto.

         6.3 This agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this agreement.

         6.4 No waiver of any provision of this agreement or of any breach thereof shall be effective unless in writing and signed by this party to be bound thereby. The waiver by either party hereto of a breach of any provision of this agreement, or of any representation, warranty, obligation or covenant in this agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach of the same or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

         6.5 This agreement shall be governed by and construed in accordance with the laws of the State of New York, with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under or as a result of this agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By their execution hereof, the parties hereto consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any suit or proceeding commenced in any of such courts under this agreement my be served upon them personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service, with the same force and effect as if personally served upon them in such County and State. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect hereto.

         6.6 The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of either party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, assurances and other documents as may reasonably be required to more effectively consummate this agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this agreement.

         6.7 This agreement may be executed in one or more counterparts, each of which shall be deemed as an original, but all of which when taken together, shall constitute one and the same instrument. Notwithstanding the preceding sentence, the agreement will not become effective until it is signed by all of the Creditors.

         6.8 The Section headings used in this agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this agreement.

         6.9 Each party hereto represents and warrants to the other that he or it has been represented by independent counsel of his or its own choosing in connection with the negotiation, preparation, and consummation of this agreement. Except as expressly provided in this agreement, each of the parties hereto shall bear all of his or its respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this agreement, including, without limitation, the fees and disbursements of their respective counsel.

         6.10 If one or more provisions of this agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this agreement and the balance of this agreement shall remain in full force and effect.

         6.11 This agreement, including Exhibit A hereto, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, among the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party or parties to be bound thereby. This agreement has been subjected to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against either party hereto on the basis of such party having drafted this agreement.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this___ day of April, 1999.


ATTEST:                                         FINGERMATRIX, INC.

_____________________                        By:__________________
Gordon R. Molesworth,                           Thomas T. Harding,
Secretary                                       President


ATTEST:                                         MOLESWORTH & ASSOCIATES

_____________________                        By:_______________________

ATTEST:                                         SONNENFELD & RICHMAN


_____________________                        By:___________________________


ATTEST:                                         T. HARDING & ASSOCIATES


_____________________                        By:___________________________


ATTEST:                                         KILGANNON & STEIDL

_____________________                        By:___________________________


ATTEST:                                         NEWELL-STORR & CO., INC.

_____________________                        By:___________________________

WITNESS:


_____________________                           ___________________________
                                                PT Dolak Permei
WITNESS:


_____________________                           ___________________________
                                                M. Kluzinski, M.D.

WITNESS:


_____________________                           ___________________________
                                                Gordon Molesworth

Exhibit 99.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               FINGERMATRIX, INC.

        Pursuant to Section 805 of the New York Business Corporation Law

         THE UNDERSIGNED, being all of the directors of FINGERMATRIX, INC., do hereby certify as follows:

         1. The name of the Corporation is Fingermatrix, Inc.

         2. The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on May 12, 1976.

         3. On March 31, 1995 the Corporation's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code was confirmed by order of the United States Bankruptcy Court for the Southern District of New York (Case No. 93 B 21794). Pursuant thereto a Restated Certificate of Incorporation of the Corporation was to be filed by the Trustee in Bankruptcy. Said Restated Certificate of Incorporation was not filed. Said Restated Certificate of Incorporation is being filed on the date of and immediately preceding the filing of this Certificate of Amendment of the Certificate of Incorporation of the Corporation.

         4. The Restated Certificate of Incorporation of the Corporation is hereby amended to add the Certificate of the Powers, Designations, Preferences and Rights of the Series A 2% Voting Convertible Preferred Stock of the Company, as follows:

         STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES,
PRIVILEGES, RIGHTS AND RESTRICTIONS OF THE SERIES A 2% VOTING
CONVERTIBLE REDEEMABLE PREFERRED STOCK.

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A 2% Voting Convertible Preferred Stock are as follows:

         1. Designation and Number of Shares. The designation of this series of One Hundred Thousand (100,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"), created by the Board of Directors of the Corporation pursuant to the authority granted to it by the Certificate of Incorporation of the Corporation is "Series A 2% Voting Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock.") In the event that the Corporation does not issue the maximum number of shares of Series A Preferred Stock the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued or reserved for issuance. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors.

         2.       Dividend Rights.

                  (a) Holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds of this Corporation legally available therefor, cash dividends at an annual rate of Thirteen Cents ($.13) per share, subject to the provisions of Paragraphs 2(c) and (d) of this Statement. Dividends shall be payable in quarterly installments. Such installments shall be paid on the dividend payment dates, as hereinafter defined. Dividend payment dates shall be January 1, April 1, July 1 and October 1 of each year, with the first dividend payment date being April 1, 1999. Dividends shall be payable on the dividend payment dates to holders of Series A Preferred Stock of record on the 15th day of the preceding December, March, June and September, respectively. Each quarterly period ending on a dividend payment date is referred to as a "dividend period." Dividends on the Series A Preferred Stock shall be fully cumulative and accrue, which respect to each share of Series A Preferred Stock, from the date such share of Series A Preferred Stock is originally issued.

                  (b) The amount of any dividends "accrued" on any share of Series A Preferred Stock at any dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not earned or declared, and the amount of dividends accrued on any share of Series A Preferred Stock at any date other than a dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend payment date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of Thirteen Cents ($.13) per share for the period after such last preceding dividend payment date to and including the date as of which the calculation is made.

                  (c) Except as provided in this Statement, no dividends shall be declared or paid or set aside for payment on any class or series of capital stock ranking on a parity with or junior to the Series A Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof is set aside for such payment on the Series A Preferred for all dividends periods terminating on or prior to the dividend payment date of such dividends on any such series or class. When dividends are not paid in full upon the shares of Series A Preferred Stock and any other series of Preferred Stock of the Corporation ("Preferred Stock") ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of Series A Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to dividends thereon, whether payable in cash, property or stock, in excess of the full cumulative dividends thereon, as provided in this Statement. No dividend on Series A Preferred Stock shall be declared or paid or set apart for payment with respect to any dividend payment date unless full dividends, including accumulated dividends, if any, on any series or class of capital stock ranking, as to dividends, prior to Series A Preferred Stock which are to have been paid on or prior to such dividend payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof has been set aside for all dividend periods for such series or class terminating on or prior to such dividend payment date.

                  (d) As long as any shares of Series A Preferred Stock are outstanding, no dividends (other than a dividend in any series or class of capital stock ranking junior to Series A Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up), shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any such junior series or class of capital stock, and no such junior series or class of capital stock or any series of Preferred Stock on a parity with Series A Preferred Stock as to both dividends and payments in the event of voluntary and involuntary dissolution, liquidation or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation ), except by conversion into or exchange for any such junior series or class of capital stock; unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid in full for all past dividend periods or unless the holders of a majority of the Series A Preferred Stock then outstanding shall consent thereto.

         3.       Voting Rights.

                  (a) Except as otherwise required by law, and subject to the earlier redemption of the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall vote together with the Common Stock, as if the Common Stock and the Series A Preferred Stock were a single class; provided that, in all matters, the holders of the Series A Preferred Stock shall have the right to cast such number of votes per share of Series A Preferred Stock as are equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock based on the conversion rate per share of Common Stock on the record date for determining holders entitled to vote, but without regard to whether the shares of Series A Preferred Stock are then convertible into Common Stock.

                  (b) In the event that, pursuant to applicable law, the holders of the Series A Preferred Stock are required to vote as a single class separate and apart from the Common Stock, each holder of Series A Preferred Stock shall be entitled to one vote per share of Series A Preferred Stock.

         4.       Conversion into Common Stock.

                  (a) (i) All of the issued and outstanding shares of the Series A Preferred Stock will be converted automatically, without any required act or deed on the part of the holders thereof, in accordance with the provisions of that certain Agreement and Plan of Reorganization by and among the Corporation, SES Acquisition Corp. and The Trinity Group, Inc. dated as of January 1, 1999. In the event of such conversion, the provisions of Paragraph 4(a)(iii) and 4(c)through (k), inclusive, shall apply.

                      (ii) In the event the Series A Preferred Stock is not converted pursuant to Paragraph 4(a)(i) hereof, on the first anniversary of the Closing Date of that certain Debt Exchange Agreement dated as of January 1, 1999 among the Corporation and certain Creditors (as defined therein), then, as of such date, each holder of the Series A Preferred Stock will have the right to convert any or all of its shares of Series A Preferred Stock into shares of the Common Stock, $.01 par value, of the Corporation (the "Common Stock"), at the conversion rate (as hereinafter defined) (the "Conversion Rate") or, as to any shares of the Series A Preferred Stock called for redemption prior to the first anniversary of such Closing Date, at any time prior to the time and date of such redemption (unless the Corporation defaults in the payment of the Redemption Price, in which case such right shall not terminate at such time and date), to convert such shares into fully paid and non-assessable shares of Common Stock at the Common Stock Conversion Rate as of the Date of conversion.

                      (iii) No fractional shares of Series A Preferred Stock may be converted. If the number of shares of Series A Preferred Stock which may be converted pursuant to this Paragraph 4 includes a fractional share of Series A Preferred Stock, the number of shares of Series A Preferred Stock that may be converted shall be rounded up so that the amount of shares of Series A Preferred Stock subject to conversion is a whole number. If the shares of Series A Preferred Stock are held by more than one holder, the number of shares of Series A Preferred Stock which may be converted by each such holder shall be such holder's pro rata share of the then outstanding Series A Preferred Stock or such other percentage as may be jointly determined by all such shareholders. In determining the number of shares of Series A Preferred stock which may be converted by a holder of Series A Preferred Stock pursuant to Paragraph 4(a)(ii), if any fractional share of Series A Preferred Stock which is held by such holder is more than one-half share, such fractional share of Series A Preferred Stock shall be rounded up to a full share of Series A Preferred Stock and shall confer upon the holder thereof the right to immediately convert such share and if any fractional share of Series A Preferred Stock is less than or equal to one-half share of Series A Preferred Stock, such fractional share shall be rounded down to zero shares and shall confer no immediate conversion privilege on the holder with respect to such fractional share.

                  (b) The Conversion Rate shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock. The Conversion Rate shall be one (1) share of Common Stock, subject to proper adjustment as provided in Paragraph 4(e) of this Statement.

                  (c) Conversion of the Series A Preferred Stock shall be effected by surrender of the certificate representing the shares of Series A Preferred Stock being converted to the transfer agent for the Series A Preferred Stock, or, if none shall have been appointed, to the Corporation, together with the form of notice of election to convert as may be provided from time to time by the Corporation.

                  (d) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion of the certificate therefor, together with the form of notice of election provided by the Corporation duly signed by the holder thereof, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or persons entitled to receive the same.

                  (e) The Conversion Rate shall be subject to adjustment as follows:

                      (i) In case the Corporation shall, after the date on which this Amendment of the Restated Certificate of Incorporation of the Corporation is filed (the "Filing Date"), (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock, the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the shares of Series A Preferred Stock converted after such date shall be entitled to receive the aggregate number and kind of shares which, if such shares had been converted immediately prior to such time, it would have owned upon such conversion and been entitled to receive upon such dividend. subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 4(e)(i) shall occur.

                      (ii) No increase or decrease in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which by reason of this Paragraph 4(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4(e) shall be made to the nearest one-hundredth (1/100) of a share.

                      (iii) The Corporation may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Paragraph 4(e), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                      (iv) In the event that at any time, as a result of an adjustment made pursuant to this paragraph 4(e), the holder of shares of Series A Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 4.

                      (v) In addition to the adjustments provided for in this Paragraph 4(e), the Corporation may modify the Conversion Rate in a manner which will increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock if the Corporation believes that such adjustment is necessary or desirable in order to avoid adverse Federal income tax consequences to the holders of the Common Stock.

                  (f) Whenever the Conversion Rate shall be adjusted as required by the provisions of Paragraph 4(e) of this Statement, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Rate, setting forth in reasonable detail the facts requiring such adjustment. Each such officers certificate shall be made available at all reasonable times for inspection by any holder of shares of Series A Preferred Stock, and the Corporation shall. forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holders of Series A Preferred Stock at such holders' addresses set forth in the Corporations books and records.

                  (g) In case:

                      (i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings or cash); or

                      (ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights; or

                      (iii) any reclassification of the capital stock of the Corporation consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected; then in any such case, the Corporation shall cause to be mailed by fast class mail to the record holders of Series A Preferred Stock at least ten
(10) days prior to the date specified in (A) or (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease. dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up and the provisions of Paragraph 4(h) below shall be applicable.

                  (h) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Corporation, or in case of any consolidation or merger of the Corporation into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of Series A Preferred Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Corporation as an entirety, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of the Series A Preferred Stock shall have the right thereafter by converting the Series A Preferred Stock, to receive the land and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Statement. The foregoing provisions of this Paragraph 4(h) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (i) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If, upon conversion of any share of Series A Preferred Stock as an entirety, the holder would, except for the provisions of this Paragraph 4(i) be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the fair market value per share of the Common Stock on the last business day prior to the date of conversion shall be distributed to the holder. The fair market value per share shall mean the closing price (or average of the closing high bid and low asked prices if there is no sale on such date) on the Nasdaq Stock Market or the New York or American Stock Exchange, if the Common Stock is admitted to trading or listed on such market or stock exchange, or if not so listed or admitted to trading, the average of the reported highest bid and lowest asked prices as reported by Nasdaq or the National Quotation Bureau. Inc. or similar reporting service selected by the Board of Directors, or if no such prices are available, the current market value shall be determined in good faith by the Board of Directors.

                  (j) The Corporation shall at all times reserve and keep available, free from preemptive right out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                  (k) The Common Stock issuable upon conversion of the Series A Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and non-assessable.

         5.       Liquidation Rights

                  (a) (i) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive One Dollar ($1.00) per share, plus declared and unpaid dividends before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series A Preferred Stock as to such payment or distribution.

                  (ii) After payment of the preference set forth in Paragraph 6(a)(i) of this Statement of Designation the holders of the Series A Preferred Stock shall have no further rights on liquidation, dissolution or winding up.

                  (b) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 5. The merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 6; provided, however, that the merger or consolidation of the Corporation into another corporation shall be deemed to be a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this Paragraph 5, unless either (i) the holders of all shares of Series A Preferred Stock outstanding upon the effectiveness of such merger or consolidation shall have the right, upon such effectiveness, to receive for each share of Series A Preferred Stock held by them upon such effectiveness, one share of preferred stock of the resulting or surviving corporation, which share shall have, to the extent practicable, dividend and voting rights and rights upon dissolution, liquidation or winding up reasonably equivalent to those of such share of Series A Preferred Stock, and shall have the right to convert such share of preferred stock into the number of shares of stock or other securities or property receivable upon such merger or consolidation, as the case may be, by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such merger or consolidation, subject to adjustment as provided in Paragraph 4 of this Statement, (ii) each holder of the shares of Series A Preferred Stock shall be entitled to receive upon the effectiveness of such merger or consolidation in exchange for such holders shares of Series A Preferred Stock the number of shares of stock or other securities or property receivable upon such merger or consolidation, as the case may be, as such holder would have received had it converted its Series A Preferred stock into Common Stock immediately prior to such merger or consolidation, or (iii) the merger or consolidation was approved by the holders of a minority of the shares of Series A Preferred Stock then outstanding either at a meeting of such stockholders or by a written consent in lieu of a meeting. The provisions of this Paragraph 5(b) shall not be construed to limit the obligations of the Corporation pursuant to Paragraph 4(h) of this statement of Designation.

                  (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 5(a)(i) of this Statement, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  (d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph 5(a)(i) of this Statement before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to the Series A Preferred Stock.

        6. Rank of Series. For purposes of this Statement, any stock of any series or class of the Corporation shall be deemed to rank:

                  (a) prior to the shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

                  (b) on a parity with shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fired provisions, if any, be different from those of Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series A Preferred Stock; and

                (c) junior to shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Series B Preferred Stock or Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

        7. No Preemptive Rights. No holder of shares of the Series A Preferred Stock shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized or any securities convertible into or exchangeable for any shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for or purchase any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

        8. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series A Preferred Stock and for the payment of dividends to the holders of the Series A Preferred Stock.

        9. Creation of Other Preferred Stock. The Corporation is not restricted from creating other series of Preferred Stock which may be senior or junior to or on a parity with the Series A Preferred Stock as to dividends and/or on the voluntary or involuntary dissolution, liquidation or winding up of the Corporation without the consent of the holders of the Series A Preferred Stock.

        IN WITNESS WHEREAS, the undersigned, being all of the directors of the Corporation, have executed this Certificate for and on behalf of the Corporation this ___ day of _______1999.


                                        ___________________________________
                                               GORDON R. MOLESWORTH,
                                               Director


                                        ___________________________________
                                               FRED SONNENFELD,
                                               Director


                                        ___________________________________
                                               THOMAS T. HARDING,
                                               Director


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